Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of March 31, 2013 and the unaudited pro forma condensed combined statements of operations for the quarter ended March 31, 2013 and the year ended December 31, 2012 are based on the historical financial statements of EveryWare and ROI after giving effect to the Business Combination and the proposed related financing transactions.

The unaudited pro forma condensed combined statements of operations for the quarter ended March 31, 2013 and the year ended December 31, 2012 give pro forma effect to the Business Combination and the related proposed financing transactions as if they had occurred at the beginning of the period presented. The unaudited pro forma condensed combined balance sheet as of March 31, 2013 assumes that the Business Combination and the related proposed financing transactions were completed on March 31, 2013.

The unaudited pro forma condensed combined balance sheet as of March 31, 2013 was derived from EveryWare’s unaudited condensed consolidated balance sheet and ROI’s unaudited condensed consolidated balance sheet, in each case, as of March 31, 2013. The unaudited pro forma condensed combined statement of operations for the quarter ended March 31, 2013 was derived from EveryWare’s unaudited condensed consolidated statement of operations and ROI’s unaudited condensed consolidated statement of income, in each case, for the quarter ended March 31, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 was derived from EveryWare’s audited consolidated statement of operations and ROI’s audited consolidated statement of income, in each case, for the year ended December 31, 2012.

The pro forma adjustments are based on the information currently available. The assumptions and estimates underlying the pro forma adjustments are described in the section entitled “Unaudited Pro Forma Condensed Financial Information.” The unaudited pro forma condensed combined statement of operations is not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor is it indicative of the future consolidated results of operations of the combined company. The unaudited pro forma condensed combined financial information should be read in conjunction with the sections entitled “EveryWare Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Proxy Statement/Prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Current Report on Form 8-K and the historical consolidated financial statements and notes thereto of ROI and EveryWare included and incorporated by reference herein.

EveryWare is considered to be the acquirer for accounting purposes because it obtained control of ROI. EveryWare did not have a change in control since the EveryWare operations comprise the ongoing operations of the combined entity, its senior management serve as the senior management of the combined entity, and its former equity owners own a majority voting interest in the combined entity and are able to elect a majority of the combined entity’s board of directors. Accordingly, the Business Combination does not constitute the acquisition of a business for purposes of Financial Accounting Standards Board’s Accounting Standard Codification 805, “Business Combinations,” or ASC 805. As a result, the assets and laities of EveryWare and ROI are carried at historical cost and there is no step-up in basis or any intangible assets or goodwill as a result of the Business Combination. All direct costs of the Business Combination are charged to additional paid-in capital.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the Business Combination, (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the combined company.

The following table summarizes the consideration, sources and uses for the Business Combination, and ownership interests after giving effect to the Business Combination:

(Dollars and shares in thousands)
Business Combination consideration payable to Sellers
Cash consideration	$90,000
Stock consideration	121,900
Stock consideration—Earnout Shares	35,000

Total	$246,900

Shares
Shares issued to EveryWare stockholders	12,190
Shares held by ROI founders	2,974
Shares held by pre-closing ROI public stockholders	2,830
Earnout Shares issued to EveryWare stockholders	3,500
Incentive shares issued to ROI founders(1)	551

Total	22,045

Ownership interest of former stockholders of EveryWare(2)	67.8%
Ownership interest of ROI founders (2)	16.5%
Ownership interest of pre-closing ROI public stockholders(2)	15.7%

Sources & (Uses) of Cash
Cash proceeds available from trust account	$75,170
Proceeds from debt financing	265,050
Cash from Clinton Group	16,500

Total sources	$356,720

Redemption of 4.7 million shares from the trust account	$(46,740)
Cash consideration to sellers	(90,000)
Repayment of EveryWare debt(3)	(194,521)
Warrantholder payment	(5,838)
Deferred underwriting fees	(2,250)
Debt financing costs	(8,847)
Transaction costs and management fees	(8,524)

Total uses	$(356,720)

(1)	Includes 547,942 shares previously issued to ROI founders that are subject to forfeiture and 3,529 shares issued to non-continuing ROI directors that are subject to forfeiture.

(2)	The ownership interest % excludes 3.5 million shares issued to EveryWare stockholders that are subject to forfeiture and 551,471 incentive shares issued to ROI founders that are subject to forfeiture. If included, ownership interest of former stockholders of EveryWare is 71.2%, ownership interest of ROI founders is 16.0% and ownership interest of pre-closing ROI public stockholders is 12.9%.

(3)	Reflects assumed repayment of EveryWare indebtedness based on EveryWare indebtedness as of March 31, 2013. The actual EveryWare indebtedness repaid at closing was $195.1 million.

EveryWare Global, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

March 31, 2013

(Dollars in thousands)	EveryWare Historical	ROI Historical	Pro Forma Adjustments		Combined Pro Forma
ASSETS
Current assets:
Cash	$895	$369	$75,170	A	$1,264
			(90,000)	B
			250,000	D
			(8,847)	E
			(194,521)	F
			(2,250)	G
			(8,524)	H
			(5,838)	K
			(46,740)	C
			16,500	L
			15,050	M
Cash held in trust	—	75,170	(75,170)	A	—
Trade accounts receivable	56,830	—			56,830
Inventories	117,595	—			117,595
Other current assets	7,959	—	1,511	E	7,572
			(1,898)	E
Deferred income taxes	6,133	—			6,133

Total current assets	189,412	75,539	(75,557)		189,394
Property, plant and equipment, net	48,931	—			48,931
Goodwill and intangibles	60,000	—			60,000
Deferred tax asset	15,164	—			15,164
Other assets	6,736	—	7,336	E	9,165
			(4,907)	E

Total assets	$320,243	$75,539	$(73,128)		$322,654

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Short-term debt	$1,505	$—	$—		$1,505

Accounts payable, accrued expenses and other current	64,697	947			65,644
			2,500	D

Long term debt classified as current	11,073	—	(10,500)	F	3,073

Total current liabilities	77,275	947	(8,000)		70,222
Long-term debt	124,846	—	247,500	D	248,209
			(124,137)	F
			15,050	M
Revolver	59,884	—	(59,884)	F	15,050

Other long-term liabilities	40,064	—	—		40,064
Deferred income taxes	8,635	—	—		8,635
Warrant liability	—	9,341	(9,341)	N	—
Due to underwriters	—	2,250	(2,250)	G	—

Total liabilities	310,704	12,538	58,938		382,180
Common stock subject to possible redemption		58,001	(58,001)	C	—
Stockholder’s equity:
Preferred stock	—	—	—		—
Common stock	2,984	—	1	B	2
			1	C
			(2,984)	I
Additional paid-in capital	22,483	5,000	(90,000)	B	—
			(156,901)	B
			156,900	B
			58,000	C
			(46,740)	C
			(6,954)	H
			2,984	I
			(5,838)	K
			35,225	J
			16,500	L
			9,341	N
Retained earnings (accumulated deficit)	(11,040)	—			(54,640)
			(35,225)	J
			(1,570)	H
			(6,805)	E
Accumulated other comprehensive loss	(4,888)	—			(4,888)

Total stockholder’s equity	9,539	5,000	(74,065)		(59,526)

Total liabilities and stockholder’s equity	$320,243	$75,539	$(73,128)		$322,654

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EveryWare Global, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the three months ended March 31, 2013

(Dollars in thousands, except per share amounts)	EveryWare Historical	ROI Historical	Pro Forma Adjustments		Combined Pro Forma
Net sales	$97,729	$—			$97,729
License fees	1,610	—			1,610

Total revenue	99,339	—			99,339

Cost of sales	73,504	—			73,504

Gross margin	25,835	—			25,835

Selling, distribution and administrative expense	20,528	820	(655)	R	19,612
			(1,081)	T
(Gain) loss on disposal of fixed assets		—			—

Income (loss) from operations	5,307	(820)	1,736		6,223

Other income					—
Other expense	(69)	(4,671)	4,671	Q	(69)
Interest income		14			14
			(5,122)	O

Interest expense including amortization of deferred finance costs	(4,139)	—	4,100	P	(5,161)

Income (loss) before income tax expense	1,099	(5,477)	5,385		1,007
Income tax (benefit) expense	902	—	271	S	1,173

Net income (loss)	$197	$(5,477)	$5,114		$(166)

Net income (loss) per common share:
Basic	$0.07	$(0.58)			$(0.01)
Diluted	$0.07	$(0.58)			$(0.01)
Weighted average shares outstanding:
Basic	2,628,227	9,385,000	12,660,373	U	22,045,373
Diluted	2,628,227	9,385,000			22,045,373

(1)	The presentation of weighted average shares outstanding included all issued and outstanding shares of common stock (including shares subject to possible redemption).

See accompanying notes to the unaudited pro forma condensed combined financial statements.

EveryWare Global, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

for the year ended December 31, 2012

(Dollars in thousands, except per share amounts)	EveryWare Historical	ROI Historical	Pro Forma Adjustments		Combined Pro Forma
Net sales	$414,782	$—			$414,782
License fees	6,907	—			6,907

Total revenue	421,689	—			421,689

Cost of sales	315,609	—			315,609

Gross margin	106,080	—			106,080

Selling, distribution and administrative expense	86,858	437	(2,696)	Y	84,599
(Gain) loss on disposal of fixed assets	114	—			114

Income (loss) from operations	19,108	(437)	2,696		21,367

Other income	2,523	4,087	(4,087)	X	2,523
Other expense	(3,637)	—			(3,637)
Interest income		57			57
			(20,606)	V

Interest expense including amortization of deferred finance costs	(22,536)	—	22,382	W	(20,760)

Income (loss) before income tax expense	(4,542)	3,707	385		(450)
Income tax (benefit) expense	(585)	—	1,699	Z	1,114

Net income (loss)	$(3,957)	$3,707	$(1,314)		$(1,564)

Net income (loss) per common share:
Basic	$(1.51)	$0.39			$(0.07)
Diluted	$(1.51)	$0.39			$(0.07)
Weighted average shares outstanding:
Basic	2,628,227	9,385,000	12,660,373	AA	22,045,373
Diluted	2,628,227	9,385,000			22,045,373

(1)	The presentation of weighted average shares outstanding includes all issued and outstanding shares of common stock (including shares subject to possible redemption).

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2013 are as follows:

(A)	To record the reclassification of $75.2 million of cash and investments held in the ROI trust account that become available for transaction consideration, transaction expenses and redemption of public shares.

(B)	As part of the Business Combination, ROI tendered to the Sellers $90.0 million of cash, 15,690,000 shares of common stock (which include 3,500,000 earn-out shares).

(C)	To reflect the reclassification of 5,800,121 common shares aggregating approximately $58.0 million of ROI common stock subject to conversion to permanent equity and payment to redeeming shareholders for the redemption of 4,679,627 shares of common stock aggregating approximately $46.7 million.

(D)	To reflect the new $250.0 million term loan. Such amount includes $2.5 million in the current portion of long-term debt.

(E)	To reflect $8.8 million in financing fees incurred in connection with new term loan and modification of the ABL facility, $1.5 million of which was reflected as a current asset and $7.3 million of which was reflected as a long-term asset, and the write-off of previous deferred finance charged in the amount of approximately $6.8 million.

(F)	To reflect the repayment of borrowings under EveryWare’s ABL facility and outstanding debt, except for capitalized leases, short-term revolver and long-term note, repaid in connection with the Business Combination.

(G)	To reflect the payment of deferred underwriting fees relating to the ROI initial public offering.

(H)	To reflect transaction costs of $8.5 million related to the Business Combination.

(I)	To reflect the elimination of EveryWare common stock and elimination of ROI historical accumulated deficit.

(J)	To reclassify the debit balance in additional paid-in capital to retained earnings.

(K)	To reflect the payment to existing ROI warrantholders in connection with the Warrant Amendment, pursuant to which each of the 11,676,667 outstanding warrants received $0.50 in exchange for the reduction of shares for which the warrants are exercisable.

(L)	To reflect the private placement of 1,650,000 shares of common stock to the Clinton Group at $10.00 per share.

(M)	To reflect borrowings under the ABL facility.

(N)	To reflect the elimination of the warrant liability that, pursuant to the Warrant Amendment are treated as equity for reporting purposes.

Adjustments to Unaudited Pro Forma Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed statement of operations for the three months ended March 31, 2013 are as follows:

(O)	To record interest expense and amortization of deferred financing fees, 7.5% interest rate on the senior secured notes and 2.75% interest rate on the ABL Facility. Amortization of original issue discount of 1% is included in deferred financing fees, which are amortized over 5 to 7-year periods.

Senior secured notes and ABL Facility	$4.74 million

Amortization of financing fees	$0.38 million

Total interest expense	$5.12 million

Using a 0.125% variance, interest expense would be increased (decreased ) $0.082 million for the three months ended March 31, 2013. Additional borrowings under the ABL facility would cause an increase in interest expense.

(P)	To reflect the elimination of EveryWare interest expense on debt repaid in connection with the Business Combination.

(Q)	Reflects the adjustment to eliminate the change in fair value of ROI’s existing warrants that, pursuant to the Warrant Amendment are treated as equity for reporting purposes.

(R)	To remove expenses of $0.03 million and $0.6 million pursuant to the ROI administrative service agreement and the EveryWare management agreement, respectively, both of which terminated upon the consummation of the Business Combination.

(S)	To adjust for income tax expense at EveryWare’s statutory rate of 38%. The adjustment excludes any effects for the elimination of the change in fair value of ROI’s existing warrants, as it is a non-taxable event.

(T)	To remove one-time transaction costs related to the Business Combination from selling, distribution and administrative expense for ROI and Everyware in the amounts of $0.5 million and $0.6 million, respectively.

(U)	Pro forma earnings per share (EPS), basic and diluted, are computed by the dividing income (loss) by the weighted-average number of shares of common stock outstanding during the period. The effect of the 5,838,334 warrants has not been included in the diluted earnings per common share amount because their effect has been determined to be anti-dilutive for the three months ended March 31, 2013.

Number of Shares, excluding 4,679,627 shares redeemed by ROI stockholders
Pro Forma Shares:
Shares issuable to EveryWare stockholders	15,690,000

Shares issuable to ROI stockholders (including 1,650,000 shares issued in private placement to the Clinton Group)	6,355,373

Weighted average number of shares outstanding – basic and diluted	22,045,373

The pro forma adjustments included in the unaudited pro forma condensed statement of operations for the year ended December 31, 2012 are as follows:

(V)	To record interest expense and amortization of deferred financing fees, 7.5% interest rate on the senior secured notes and 2.75% interest rate on the ABL Facility. Amortization of original issue discount of 1% is included in deferred financing fees, which are amortized over 5 to 7-year periods.

Senior secured notes and ABL Facility	$19.09 million

Amortization of financing fees	$1.51 million

Total interest expense	$20.60 million

Using a 0.125% variance, interest expense would be increased (decreased ) $0.330 million for the year ended December 31, 2012. Additional borrowings under the ABL facility would cause an increase in interest expense.

(W)	To reflect the elimination of EveryWare interest expense on debt repaid in connection with the Business Combination.

(X)	Reflects the adjustment to eliminate the change in fair value of ROI’s existing warrants that, pursuant to the Warrant Amendment are treated as equity for reporting purposes.

(Y)	To remove expenses of $0.1 million and $2.6 million pursuant to the ROI administrative service agreement and the EveryWare management agreement, respectively, both of which terminated upon the consummation of the Business Combination.

(Z)	To adjust for income tax expense at EveryWare’s statutory rate of 38%. The adjustment excludes any effects for the elimination of the change in fair value of ROI’s existing warrants, as it is a non-taxable event.

(AA)	Pro forma earnings per share (EPS), basic and diluted, are computed by the dividing income (loss) by the weighted-average number of shares of common stock outstanding during the period. The effect of the 5,838,334 warrants has not been included in the diluted earnings per common share amount because their effect has been determined to be anti-dilutive for the year ended December 31, 2012.

Number of Shares, excluding 4,679,627 shares redeemed by ROI stockholders
Pro Forma Shares:
Shares issuable to EveryWare stockholders	15,690,000

Shares issuable to ROI stockholders (including 1,650,000 shares issued in private placement to the Clinton Group)	6,355,373

Weighted average number of shares outstanding – basic and diluted	22,045,373